UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________
FORM 8-K
__________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(D) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2026
__________________________
ASCEND WELLNESS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-254800	83-0602006
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
174 NJ-17
Rochelle Park, NJ 07662

(Address of principal executive offices)
(646) 661-7600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below).

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.    Material Modification to Rights of Security Holders.
On May 4, 2026, pursuant to the terms of the Certificate of Incorporation of Ascend Wellness Holdings, Inc. (the “Company”) (the “Certificate of Incorporation”), each of the 65,000 issued and outstanding shares of the Company’s Class B common stock, par value $0.001 per share (the “Class B Common Stock”), automatically converted, by operation of Article V, Section 5.1 of the Certificate of Incorporation, into one fully paid and non-assessable share of the Company’s Class A common stock, par value $0.001 per share (the “Class A Common Stock”) (the “Conversion”). No shares of Class B Common Stock remained issued and outstanding following the Conversion.
In accordance with Article V, Section 9 of the Certificate of Incorporation and as required by Section 243 of the General Corporation Law of the State of Delaware (the “DGCL”), on May 5, 2026, the Company filed a Certificate of Retirement with the Secretary of State of the State of Delaware (the “Certificate of Retirement”) to effect the retirement of the 65,000 shares of Class B Common Stock that were issued but no longer outstanding following the Conversion. Pursuant to Section 243(b) of the DGCL, upon its effectiveness, the Certificate of Retirement had the effect of amending the Certificate of Incorporation to reduce the total number of authorized shares of common stock of the Company by 65,000, to 750,035,000, and to reduce the number of authorized shares of Class B Common Stock by 65,000, to 35,000.
Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03. The Certificate of Retirement is filed as Exhibit 3.1 hereto and is incorporated by reference into this Item 5.03.
Item 5.07.    Submission of Matters to a Vote of Security Holders.
On April 29, 2026, Ascend Wellness Holdings, Inc. (the “Company”) held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”), at which the Company’s stockholders voted on the following matters, each of which is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission and on SEDAR+ on March 20, 2026 (the “Proxy Statement”): (i) the election of six directors to serve on the Company’s board of directors (the “Board”) until the 2027 Annual Meeting of Stockholders or until their successors are duly elected and qualified (“Proposal 1”); (ii) the ratification of the appointment of WithumSmith+Brown, PC as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2026 (“Proposal 2”); and (iii) the reapproval of the Company’s stock incentive plan and the approval of unallocated stock option entitlements thereunder (“Proposal 3”). At the Annual Meeting, a total of 105,808,164 shares of the Company’s Class A Common Stock, entitled to one vote per share, and 65,000 shares of the Company’s Class B Common Stock, entitled to 1,000 votes per share, representing an aggregate of 170,808,164 votes, were represented in person or by proxy, constituting a quorum.
Set forth below are the final voting results, as certified by the Company’s scrutineer, with respect to each of the proposals acted upon at the Annual Meeting, including the number of votes cast for and against (or withheld), and the number of abstentions and broker non-votes with respect to each such proposal.

Proposal 1: Election of Directors
Each of the six nominees, each of whom was named in the Proxy Statement and unanimously recommended by the Board, was elected to serve on the Board to hold office until the 2027 Annual Meeting of Stockholders or until his or her successor is duly elected and qualified, based on the following votes:

Directors	FOR	WITHHELD	BROKER NON-VOTES
Abner Kurtin	95,957,622	2,712,956	72,137,586
Francis Perullo	98,017,777	652,801	72,137,586
Scott Swid	97,951,912	718,666	72,137,586
Josh Gold	97,392,961	1,277,617	72,137,586
Samuel Brill	98,018,347	652,231	72,137,586
Julie Francis	98,012,797	657,781	72,137,586
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm
The appointment of WithumSmith+Brown, PC to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 was ratified based on the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
170,618,274	148,577	41,313	—
Proposal 3: Reapproval of Stock Incentive Plan
The reapproval of the Company’s stock incentive plan and the approval of unallocated stock option entitlements thereunder was approved based on the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
98,316,897	339,972	13,709	72,137,586
Item 9.01.    Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit No.	Exhibit Description
3.1	Certificate of Retirement of Class B Common Stock of Ascend Wellness Holdings, Inc., as filed with the Secretary of State of the State of Delaware on May 5, 2026.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ascend Wellness Holdings, Inc.

May 5, 2026	/s/ Roman Nemchenko
Roman Nemchenko Chief Financial Officer (Principal Financial Officer)
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